UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2013

AMBIENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23723	98-0166007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE, SUITE 11, NEWTON, MASSACHUSETTS, 02459
 (Address of principal executive offices, including Zip Code)

617- 332-0004
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2013, the Compensation Committee of the Board of Directors of Ambient Corporation ( the “Company”) approved grants of restricted stock units (“Restricted Stock Units”) for an aggregate of 120,036 shares of the Company’s common stock, par value $0.001 per share, to executive officers,  pursuant to the Company’s 2012 Stock Incentive Plan.

The Company’s Chief Executive Officer, President, and Chairman, John J. Joyce, received 62,876 Restricted Stock Units, and Michael Quarella, the Company’s Chief Operating Officer, received 57,160 Restricted Stock Units. Each of Messrs. Joyce and Quarella has elected to forfeit an equal number of restricted stock units from the award of restricted stock units previously awarded to them on June 27, 2013, scheduled to vest between December 13, 2013, and April 2, 2014.

The Restricted Stock Units awarded are scheduled to vest in four equal installments on each of the following vesting dates, provided that the officer is employed by the Company on the applicable vesting date: August 1, 2014, August 18, 2014, August 29, 2014, and September 12, 2014. In the event of the termination of the employment for any reason other than cause, and in certain cases of a change in control, then the unvested portions of the awards are to vest immediately.

 Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBIENT CORPORATION

Dated: December 13, 2013	By:	/s/ John J. Joyce
John J. Joyce
Chief Executive Officer